2023 Results & 2024 Outlook January 31, 2024 1

SAFE HARBOR STATEMENT 2 Certain information in this presentation constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are those not based on historical information, but rather relate to our outlook, future operations, strategies, financial results, or other developments and speak only as of the date made. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) fluctuation in insurance reserve liabilities and claim payments due to changes in claim incidence, recovery rates, mortality and morbidity rates, and policy benefit offsets due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, the effectiveness of our claims operational processes, and changes in governmental programs; (2) sustained periods of low interest rates; (3) unfavorable economic or business conditions, both domestic and foreign, that may result in decreases in sales, premiums, or persistency, as well as unfavorable claims activity or unfavorable returns on our investment portfolio; (4) the impact of pandemics and other public health issues, including COVID-19, on our business, financial position, results of operations, liquidity and capital resources, and overall business operations; (5) changes in, or interpretations or enforcement of, laws and regulations; (6) our ability to hire and retain qualified employees; (7) a cyber attack or other security breach resulting in the unauthorized acquisition of confidential data; (8) the failure of our business recovery and incident management processes to resume our business operations in the event of a natural catastrophe, cyber attack, or other event; (9) investment results, including, but not limited to, changes in interest rates, defaults, changes in credit spreads, impairments, and the lack of appropriate investments in the market which can be acquired to match our liabilities; (10) increased competition from other insurers and financial services companies due to industry consolidation, new entrants to our markets, or other factors; (11) changes in our financial strength and credit ratings; (12) our ability to develop digital capabilities or execute on our technology systems upgrades or replacements; (13) actual experience in the broad array of our products that deviates from our assumptions used in pricing, underwriting, and reserving; (14) ineffectiveness of our derivatives hedging programs due to changes in forecasted cash flows, the economic environment, counterparty risk, ratings downgrades, capital market volatility, changes in interest rates, and/or regulation; (15) availability of reinsurance in the market and the ability of our reinsurers to meet their obligations to us; (16) ability to generate sufficient internal liquidity and/or obtain external financing; (17) damage to our reputation due to, among other factors, regulatory investigations, legal proceedings, external events, and/or inadequate or failed internal controls and procedures; (18) disruptions to our business or our ability to leverage data caused by the use and reliance on third-party vendors, including vendors providing web and cloud-based applications; (19) recoverability and/or realization of the carrying value of our intangible assets, long-lived assets, and deferred tax assets; (20) effectiveness of our risk management program; (21) contingencies and the level and results of litigation; (22) fluctuation in foreign currency exchange rates; and (23) our ability to meet environmental, social, and governance standards and expectations of investors, regulators, customers, and other stakeholders. For further discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part 1, Item 1A "Risk Factors" of our annual report on Form 10-K for the year ended December 31, 2022. The forward-looking statements in this presentation are being made as of the date of this presentation, and we expressly disclaim any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

2023 KEY MESSAGES • Record premiums and strong sales momentum • Advanced our strategic initiatives to build on digital capabilities • Fully recognized the premium deficiency reserve (PDR) • Share repurchase pace increased; dividend increased • Record financial strength with RBC of 415% and holding company liquidity of $1.7B 3

2024 KEY MESSAGES 4 • Core business earnings power strong, generating significant cashflow • Well-positioned with financial flexibility to win in the market • Leverage our enhanced capabilities to drive top-line growth • Inflection point for free-cash flow generation post PDR • Strengthened long-term care position and no contributions

Segment Earnings1 4Q-23 FY23 Group Disability $152.1 $627.7 Group Life and AD&D 68.0 211.7 Supplemental & Voluntary 122.0 516.1 Unum US 342.1 1,355.5 Unum International 39.4 158.1 Colonial Life 87.8 400.1 Core Operations 469.3 1,913.7 Closed Block 21.3 164.9 Corporate (36.5) (146.4) Unum Group $454.1 $1,932.2 $1.79 / $7.66 4Q-23 / FY-23 Adjusted Operating EPS 12.0% / 13.4% 4Q-23 / FY-23 Core Operations – Sales Growth3 6.1% / 5.2% 4Q-23 / FY-23 Core Operations – Premium Growth3 1. Before-tax adjusted operating earnings | 2. Statutory after-tax net gain from operations | 3. Constant currency basis 4Q & FY2023 RESULTS 5 $228.9M / $1351.5M 4Q-23 / FY-23 Statutory Earnings2

Financial Outlook & Capital Plan 6

7 KEY MESSAGES FINANCIAL OUTLOOK Favorable underlying business trends experienced in 2023 expected to continue in 2024; strong earnings growth and capital generation paired with zero LTC contributions drive inflection point in free cash flow CAPITAL PLAN • Core operations premium growth remains in long-term expected range supported by strong sales • Earnings continue to grow after two years of substantial growth • High single-digit EPS1 growth in 2024 building off of 23% growth in 20232 • Robust free cash flow generation following our accelerated PDR recognition • Increasing capital deployment to shareholders with $500M share repurchase pace and anticipated 10-15% increase in dividend • 2024 year-end capital metrics building and well above targets 1After-tax adjusted operating earnings per share | 2. Compared to historically reported 2022

2024 CORE SEGMENT OUTLOOK Sales Growth Premium Growth Unum US 5-10% 5-7% Unum International1 8-12% 10-15% Colonial Life 5-10% 2-4% Core Operations1 7-10% 5-7% 8 Outlook for consolidated return on equity of 12-14% supported by our strong core businesses earnings high teens and above ROEs 1. Constant currency basis

OUTLOOK AND LONG-TERM GROWTH EXPECTATIONS 2023 Actual 2024 Outlook Long-term Expectation Core Operations Sales1 13.4% 7-10% 8-12% Core Operations Premium1 5.2% 5-7% 4-7% Consolidated After-tax Adjusted Operating Earnings2 20.7% 3-5% 4-7% Adj. Operating Earnings Per Share2 23.3% 7-9% 8-10% 9 1. Constant currency basis| 2. 2024 outlook represents growth rate over 2023 results; 2023 represents growth over historically reported 2022

2024 EXPECTED FREE CASH FLOW GENERATION OF $1.2B TO $1.4B Capital Generation 1. Net gain from operations, after-tax. | 2. Non-discretionary, subject to debt management 2024 Outlook US Statutory Earnings1 $1.2-1.4B International Dividends $75-100M Service Agreements $75-100M Capital Generation $1.4-1.6B 10 Expected Usage 2024 Outlook Long-Term Interest Expense2 ~$200M Consistent Dividends $275-300M 10-15% Increases Share Repurchases $500M Dynamic

Our capital target metrics remain constant and support an “A” financial strength rating 1. Interest payments & common stock dividend | 2. Leverage excludes certain AOCI items CONTINUING TO OPERATE FROM A POSITION OF CAPITAL STRENGTH AND RESILIENCY Long Term Target 2023 Year-End Position 2024 Year-End Outlook Risk-Based Capital Ratio >350% 415% 415-430% Holding Company Liquidity >1x fixed costs1 ~$500M $1.7B $2.0B+ Leverage2 <30% 22.1% 20-23% 11

Effective Management of the Closed Block 12

COMMITTED TO OUR STRATEGY Consistent execution against strategy to reduce the footprint and the capital demands of the closed block NOTABLE PROGRESS IN 2023: • Significant progress on our interest rate de-risking efforts. To date we have reduced our capital sensitivity to interest rate movements by 25% • Strong year for our rate increase program, marked by a large approval at the start of the year. We are nearing approvals worth $4.5B of value since we began filing for rate increases in the early 2000’s • We maintain strong capital and statutory reserve positions behind LTC. We have fully recognized the UA PDR as of year-end 2023, providing additional confidence and flexibility going forward Improve Value Creation Reduce the Footprint Increase Predictability of Outcomes 13

WE CONTINUE TO ADDRESS INTEREST RATE RISK TO MORE EFFECTIVELY MANAGE FUTURE LTC CAPITAL NEEDS

Improved interest rate risk profile through hedging and portfolio repositioning

- Since program inception, have entered into $2.6B notional of Treasury forwards, with an average Treasury yield of ~4%
- $700M of repositioning improved portfolio quality, increased yield, and extended duration with no capital impact
- Combination of repositioning and hedging has improved our duration matching measures by ~25% and reduced the UA PDR sensitivity by ~30%

Fully recognized PDR of $1.6B at YE23 combined with our de-risking actions will contribute to capital in many scenarios

30-Year Treasury Yield[1]	Change in PDR Balance[2]
5.00%	($1.60B)
4.00%	($1.10B)
3.00%	($0.50B)
2.00%	$0.15B

Improved $450M by hedging actions

1. Assumes average level over three-year period. Fully recognized PDR of $1.6B at YE-23 reflects 3-year average Treasury yield of ~2.8%
2. Defined as the difference between the projected PDR balance in YE-26 vs. the $1.6B balance held at YE-23

UNUM GROUP 14

LTC CAPITAL POSITION MEETS THE ONGOING NEEDS OF THE BLOCK

$2.8 billion of protection[1]

Relative to Fairwind best estimate key assumptions/sensitivities		
Assumption	**Change**	**Impact**
Premium Rate Increases	Remove	$1.0B
Morbidity & Mortality Improvement	Remove	$0.7B
Policy Lapses & Mortality	↓7.5%	$0.4B
Claim Incidence	↑3%	$0.3B
Claim Resolutions	↓2%	$0.2B

Well positioned to fully run-off block without further capital contributions

- LTC's excess capital and statutory reserves, combined with actions taken to de-risk, support base and stress scenarios
- Excess capital is available to manage LTC across all legal entities
- Total reserves will peak in ~10 years, mitigating capital requirements from reserve growth

1. *Measured as Fairwind statutory reserves relative to our best estimate of the value of the liability plus excess capital; as of YE 2023*

unum GROUP 15

16 LTC KEY METRICS Measure Why it’s Important Expectation/Measure Net Premium Ratio (NPR) Expected lifetime benefit ratio. Movement in the NPR captures claim expense trends more accurately over the long-term compared to the benefit ratio due to changes in accounting 93.5% Closed Block Earnings Indicator of health and profitability of segment. Expected claims experience and claims experience deviation not captured in NPR flows through earnings $130M-$160M annually Progress on Premium Rate Approvals Measures how much we’ve achieved of the rate increase program embedded in our best estimate Percent achieved compared to reserve assumption 30-Year Treasury Yield 3-year average of the 30-year treasury, as of our valuation date (9/30), represents the rate currently embedded in the PDR 2.84%

Closing Comments and Questions 17

Appendix: • LTC Demographics • Non-GAAP Reconciliations 18

19 • Our LTC block is predominately group-sponsored plans • These group policies generally have less rich benefits (less lifetime benefits, lower avg. daily benefits and less inflation protection) • Approximately 98% of the LTC block is indemnity based (not impacted by cost of care) DEMOGRAPHICS PROFILE (As of 9/30/2023) ILTC GLTC Total LTC Block Overview Average issue date 2002 2004 2003 Number of insureds (approx.) 122,000 795,000 917,000 Number of claims incurred (approx.)1 46,300 19,900 66,200 Persistency 95.1% 95.7% 95.6% Avg annual premiums/insured (approx.)2 $2,225 $535 $760 Attained Age Average attained age of ALR 77 56 59 Average attained age of DLR 87 80 84 Benefits % lifetime benefit by lives count 38% 4% 9% Avg inflated daily benefit $271 $109 $130 Average benefit period (non-lifetime) 4.4 years 3.1 years 3.2 years Average elimination period (days) 81 90 89 Inflation Protection % with 5% compound 21% 10% 12% % with < 5% compound 29% 0% 4% Simple inflation 30% 14% 16% No inflation 20% 76% 68% LTC BLOCK DEMOGRAPHIC PROFILE 1. Approved claims | 2. Average reflects nonforfeiture and paid-up insureds

NON-GAAP FINANCIAL MEASURES 20 We analyze our performance using non-GAAP financial measures which exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We believe the following non-GAAP financial measures are better performance measures and better indicators of the revenue and profitability and underlying trends in our business: • After-tax adjusted operating income or loss, which excludes investment gains or losses, amortization of the cost of reinsurance, non-contemporaneous reinsurance, and reserve assumption updates, as well as certain other items, as applicable; • Leverage ratio, which excludes the unrealized gain or loss on securities, the effect of change in discount rate assumptions on the liability for future policy benefits, and net gain or loss on hedges; Investment gains or losses primarily include realized investment gains or losses, expected investment credit losses, and gains or losses on derivatives. Investment gains or losses and unrealized gains or losses on securities depend on market conditions and do not necessarily relate to decisions regarding the underlying business of our Company. Leverage excluding certain components of AOCI provides a more comparable and consistent view of our results, as these AOCI components tend to fluctuate depending on market conditions and general economic trends. Cash flow assumptions used to calculate our liability for future policy benefits are reviewed at least annually and updated, as needed, with the resulting impact reflected in net income. While the effects of these assumption updates are recorded in the reporting period in which the review is completed, these updates reflect experience emergence and changes to expectations spanning multiple periods. We believe that by excluding the impact of reserve assumption updates we are providing a more comparable and consistent view of our quarterly results. We exited a substantial portion of our Closed Block individual disability product line through the two phases of the reinsurance transaction that were executed in December 2020 and March 2021. As a result, we exclude the amortization of the cost of reinsurance that we recognized upon the exit of the business related to the policies on claim status as well as the impact of non- contemporaneous reinsurance that resulted from the adoption of ASU 2018-12. Due to the execution of the second phase of the reinsurance transaction occurring after January 1, 2021, the transition date of ASU 2018-12, in accordance with the provisions of the ASU related to non-contemporaneous reinsurance, we were required to establish the ceded reserves using an upper- medium grade fixed-income instrument as of the reinsurance transaction date in March 2021 which resulted in higher ceded reserves compared to that which was reported historically. However, the direct reserves for the block reinsured in the second phase were calculated using the original discount rate utilized as of the transition date. Both the direct and ceded reserves are then remeasured at each reporting period using a current discount rate reflective of an upper-medium grade fixed-income instrument, with the changes recognized in other comprehensive income (loss). While the total equity impact is neutral, the different original discount rates utilized for direct and ceded reserves result in disproportionate earnings impacts. The impact of non-contemporaneous reinsurance will fluctuate depending on the magnitude of reserve changes during the period. We believe that the exclusion of these items provides a better view of our results from our ongoing businesses. We may at other times exclude certain other items from our discussion of financial ratios and metrics in order to enhance the understanding and comparability of our operational performance and the underlying fundamentals, but this exclusion is not an indication that similar items may not recur and does not replace net income or net loss as a measure of our overall profitability.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 21

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 22

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 23

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 24